EXHIBIT 10.19

                      AMENDED AND RESTATED LEASE AGREEMENT

         THIS AMENDED AND RESTATED LEASE, entered into this 13th day of May, 2002, by and between 21845 POWERLINE ROAD, LTD., a Delaware limited partnership, hereinafter referred to as "Landlord," and POINTE BANK, a Florida banking corporation, hereinafter referred to as "Tenant."

         WHEREAS, Landlord and Tenant are parties to a lease agreement, dated July 15, 1992, covering the Premises ("Prior Lease").

         WHEREAS, the parties wish to extend the term of the Lease and modify the terms as provided for herein.

         NOW THEREFORE, the parties agree as follows:

1.       PREMISES AND USE

         1.1 Landlord, for and in consideration of the covenants, conditions, agreements and stipulations herein contained, does hereby lease to Tenant, and Tenant does hereby take and hire from Landlord, those certain premises consisting of land (the "Land") which land is legally described on Exhibit "A" attached hereto and a free-standing building, parking area and other improvements on such land, with a street address of 21845 Powerline Road, Boca Raton, Florida 33433.

         1.2 The freestanding building, parking area, other improvements and the Land are hereinafter referred to as the "Premises".

         1.3 To the extent permitted by applicable, law, statute, ordinance and resolution, Tenant shall be permitted to use the Premises for banking and general office.

         1.4 This Lease is intended to operate as a triple net, bond type Lease with all responsibilities and costs of ownership and occupancy of the Premises being the exclusive and sole responsibility and expense of the Tenant (except as expressly otherwise provided in this Lease) for the period of the leasehold and the applicable option periods.

2.       TERM

         2.1 Landlord and Tenant agree that the Prior Lease shall control through August 31, 2002, and until such date shall remain in full force and effect. Except as specifically provided herein, this Lease shall control as of September 1, 2002, hereinafter referred to as the "Commencement Date", and shall end at midnight August 31, 2012, hereinafter referred to as the "Termination Date."

         2.2 Tenant shall, if not then in default of the Lease, have the option to renew this Lease for two (2) successive five (5) year periods on the same terms and conditions herein contained, provided Tenant gives Landlord six
(6) months prior written notice of its election to exercise an option prior to the end of the Term hereof or extended Term. As used herein, the "Term" of this Lease includes all option periods as to which Tenant exercises the option to extend. If Tenant fails to give Landlord

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timely written notice as required herein, Tenant shall be deemed to have rejected the option to renew this Lease. Time is of the essence to this provision.

         2.3 Tenant will deliver up and surrender to Landlord possession of the Premises upon the expiration or Termination of this Lease. Tenant shall surrender all keys to the Premises to Landlord and shall deliver the Premises clean and neat and in the same condition and repair which they are required to be kept by Tenant throughout the term hereof, except to the extent Tenant is required by Landlord or is permitted to and does elect to remove any trade fixtures or equipment. Prior to the expiration of the term of the Lease, Tenant shall remove all its trade fixtures and equipment from the Premises and repair any damage to the Premises caused by removal of trade fixtures or equipment required or permitted to be removed hereunder. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of the Lease. Any items remaining in the Premises after the expiration of the term of the Lease shall be deemed abandoned for all purposes and shall become the property of Landlord and the latter may dispose of the same without liability of any type or nature, provided Landlord may at its sole option charge Tenant for the cost of such disposal, if any.

3.       RENT

         3.1      Covenant To Pay Rent

                  Tenant hereby covenants and agrees to pay to Landlord as rent for the Premises (all of which is collectively referred to as "Rent") all of the following:

         a.       Base Rent

         An annual basic rent (the "Basic Rent") in the sum of Three Hundred Twelve Thousand Three Hundred Twenty-Eight and 50/100 ($312,328.50) dollars plus applicable sales tax, payable in monthly installments of $26.027.38, plus applicable sales tax, in advance of the first day of each month during each successive twelve months period beginning on the Commencement Date ("Lease Year"), during the Term of this Lease; and

         b.       Additional Rent

         Additional rent (the "Additional Rent") shall mean, without limitation, any amounts of money payable to Landlord referred to in any provision of this Lease while this Lease is in effect, which shall include any and all charges or other amounts which Tenant is obligated to pay to Landlord under this Lease, other than Basic Rent plus applicable sales tax.

         3.2      Rent Adjustment

         Basic Rent shall be adjusted in each Lease Year following the initial Lease Year or portion thereof, as provided in Article 4 hereof.

         3.3      Payment Method

         Basic Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or

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demand and without deduction, diminution, abatement, counterclaim or set-off of any amount or for any reason whatsoever payable to Landlord, and delivered to care of Lehnardt & Lehnardt LLC at its offices at the address as stated in
Section 28 or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time.

         3.4      Security Deposit

         Under the Prior Lease with Landlord, Tenant deposited with Landlord the sum of $27,763.00 as a security deposit (the "Security Deposit"). The Security Deposit (which shall not bear interest to Tenant) shall be considered as security for the payment and performance of the obligations, covenants, conditions and agreements contained in this Lease. The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease by Tenant or upon Termination of this Lease. Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy any default in the payment of Basic Rent or Additional Rent or to satisfy any other obligation of Tenant hereunder, and Tenant shall promptly, on demand, restore the Security Deposit to its original amount. If Landlord transfers its interest in the Premises during the Term of this Lease, Landlord may assign the Security Deposit to the transferee who upon such transfer shall become obligated to Tenant for its return pursuant to the Terms of this Lease, and thereafter Landlord shall have no further liability for its return.

         As further security for Tenant's obligations hereunder Tenant hereby assigns to Landlord all of its interest in any subleases regarding the Premises, as they may exist from time to time.

4.       COST OF LIVING ADJUSTMENT

         4.1.     Method of Determining Cost of Living Adjustment

                  Effective on the first day of September, 2003, and on each September 1st thereafter, so long at this Lease remains in effect, the Basic Rent set forth in Section 3 shall be increased; and Tenant thereafter covenants to pay Landlord, during each ensuing Lease Year, such new adjusted Basic Rent in an amount which, in each instance, shall be the greater of the following: (a) one hundred and two percent (102%) of the Basic Rent payable at the end of the preceding Lease Year; or (b) that amount determined by multiplying the Basic Rent payable at the end of the preceding calendar year, by a multiplier equal to a fraction, the numerator of which shall be the Consumer Price Index ("CPI"), now known as the "United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City Average for all Urban Consumers, Seasonally Adjusted, All items (1982-1984 = 100)," as of the month of July preceding the commencement of the new Lease Year and the denominator of which shall be the CPI as of the month of July immediately preceding the Commencement Date ("Base CPI"), provided, however, such amount shall not exceed 104% of the Basic Rent payable at the end of the immediately preceding Lease Year. In no event shall Base Rent increase less than two percent (2%) or more than four percent (4%) over the prior year's Basic Rent.

         4.2      Equal Monthly Installments

         The resulting adjusted Basic Rent, computed on the basis of Section 4.1, shall be payable in equal monthly installments, each in advance, on the first day of each month of the applicable Lease Year.

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         4.3      Alternative to CPI

         In the event the CPI is discontinued, ceases to incorporate a significant number of the items now incorporated therein, or a substantial change is made in such CPI, the parties hereto shall attempt to agree on an alternative formula and, if agreement cannot be reached the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

5.       Leasehold Improvements

         5.1      Landlord shall:

         a. enter into a contract with System Tech Services, Inc., or any other licensed air condition contractor (the "A/C Contractor"), the terms of such contract being described in Exhibit "B" attached hereto (the "A/C Contract") and assume all responsibility for payment thereunder. The A/C Contract shall provide that work will commence within thirty (30) days of the date hereof. Once all work has been completed by the' A/C Contractor substantially in accordance with the A/C Contract, all repairs and replacements to the Building's air conditioning system will be the responsibility of Tenant except as described below. The costs incurred by Landlord under the A/C Contract shall not be funded by Leasehold Improvement Reimbursements as defined below. Landlord will request the A/C Contractor to perform its work with cognizance of the ongoing daily business of Tenant, however, Tenant acknowledges that the work or A/C Contractor will be performed during normal business hours and will at times interfere with the business of Tenant. Certain work shall be performed during non-business hours (nights and weekends), Tenant shall be responsible for providing access to the A/C contractor upon reasonable advance notice.

         b. maintain the large air handler on the second floor so it is capable of providing, when all other components are working as intended and without user error, to cool 90% of the interior space of the Premises to a temperature of 74 to 76 degrees at 54 degrees relative humidity ("RH"), plus or minus 4 degrees RH, based on an outdoor temperature of 92 degrees at 78 degrees "wet bulb". However, Tenant shall have the responsibility for periodic routine maintenance of the HVAC system, which shall include, without limitation, periodically changing all air filters, including those in the air handler. When the air handler is not capable of meeting the above described standard and repairs will not allow the air handler to meet the standard, Landlord shall replace the air handler and all costs associated with it's installation, including without limitation reconfiguration or repair work, if necessary. A rebuild of substantially all new parts inside of the air handler with a minimum warranty of three (3) years shall be deemed replacement. Following replacement of the air handler, Tenant shall be responsible for maintenance of the entire premises. If the Tenant or its service contract provider believe that the air handler requires repairs, Tenant shall delivery written notice to Landlord. Landlord at its selection will have its contractor make the repairs or direct the repairs to be performed by Tenant's service contractor. If Landlord's contractor determines that the required repairs were not the result of the air handler malfunctioning, Tenant shall be solely responsible to reimburse Landlord for the cost of the repairs. After the replacement of the air handler as provided for herein, Tenant shall expand the service contract to cover the air handler.

         c. repaint the exterior of the Building in a good workman-like manner (including pressure wash, priming and painting) and in a color acceptable to Tenant, and trim trees as appropriate and remove and stump grind 6 Acacia trees and replace with 6 Live Oak trees (6ft OA).

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         d.       reimburse to Tenant an amount up to $150,000.00 ("Leasehold
Improvement Reimbursements") for Leasehold Improvements. To the extent not previously disbursed, the right to be reimbursed for Leasehold Improvements shall expire on September 1, 2003. The term Leasehold Improvements shall mean any and all improvements and renovations Tenant makes in the interior or on the exterior of the Premises which are not the responsibility of the Landlord, together with any and all architectural and engineering fees incurred by Tenant in connection with the same and in connection with the entering into of this Lease. Leasehold Improvements shall not include the purchase of any furniture or similar personal property. Leasehold Improvements may be commenced prior or subsequent to the Commencement Date, as Landlord and Tenant shall agree.

         5.2 In making any Leasehold Improvements, Tenant shall comply with the following conditions:

         a. No Leasehold Improvements shall be undertaken until Tenant shall have procured and paid for, so far as same may be required for such Leasehold Improvements, all necessary permits and authorizations of all governmental authorities having jurisdiction.

         b. Prior to making any Leasehold Improvements requiring a building permit, Tenant will submit to Landlord, plans and specifications showing in detail the proposed work and no such work shall commence until and unless Tenant shall have received the Landlord's written approval of said plans and specifications, which approval shall not be unreasonably withheld or delayed (as approved the "Plans and Specifications"). After review and approval of such Plans and Specifications no changes may be made without Landlord's approval not to be unreasonably withheld or delayed. The cost estimates for all Leasehold Improvements requiring Plans and Specifications shall be prepared by a licensed architect and/or engineer selected by Tenant. Any Leasehold Improvements effecting the structural elements of the Premises approved by Landlord shall be performed under the supervision of such architect and/or engineer.

         c. Before commencing any Leasehold Improvements, Tenant shall, at its expense, obtain any necessary or appropriate riders to Tenant's and Landlord's insurance policies, as appropriate, for fire and extend coverage, comprehensive general public liability and property damage insurance covering the risks during the course of such work, naming Landlord and Tenant as insureds.

         d.       Where Leasehold Improvements require Plans and
Specifications, such Leasehold Improvements shall be made in accordance with the Plans and Specifications and shall be performed promptly in a good and workmanlike manner, using materials of the same or better quality as those being replaced, and such Leasehold Improvements and the Premises shall be in compliance with all applicable laws, municipal ordinances, building codes, permits and requirements of all governmental authorities having jurisdiction, and of the local Board of Fire Underwriters, if any, and, upon completion, Tenant shall obtain and deliver to Landlord a copy of the certificate of completion, if required.

         e. The cost of any Leasehold Improvements shall be promptly paid by Tenant so that the Premises at all times shall be free of liens for labor and materials supplied for the Leasehold Improvements. Tenant shall not permit or suffer to be filed or claimed against the Premises any claim of lien or liens of any kind by any person claiming under, by, through or against Tenant.

         f. Tenant must put all persons on notice of the fact that Tenant does not have the power to subject the interest of the Landlord in the Premises to any mechanic's liens. All persons who


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furnish work, service or materials to the Premises upon the request of Tenant or any person claiming under, by or through Tenant, must look to the interest of Tenant and not to that of Landlord. The provisions of this Section are intended to benefit only Landlord and Tenant and shall not be deemed to confer rights in favor of any third party.

         g. All Leasehold Improvements made in or upon the Premises by Tenant shall immediately belong to Landlord and become part of the Premises, except to the extent of any movable trade fixtures and equipment of Tenant which may be removed as provided in Section 8.3.

         h. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of any work done by Tenant or its employees, agents or contractors in making any Leasehold Improvements.

         i. Tenant shall permit Landlord and its duly authorized agents, free access to the Premises during business hours upon reasonable notice to Tenant, and make available for audit and inspection, at any reasonable time by Landlord, or its duly authorized agents, all of the property, equipment, books, contracts, records, accounts, ledgers, Plans and Specifications and other property and documents relating to the construction of the Leasehold Improvements. Tenant shall also provide to Landlord and its duly authorized agents such information as is in Tenant's custody or control relating to the construction of the Leasehold Improvements as they may from time to time reasonably request. From and after the occurrence of an Event of Default, Landlord and its duly authorized agents may exercise any and all of the rights to inspect the Premises with or without notice to Borrower or Tenant, without any delay whatsoever, and upon three (3) days notice may conduct an audit and inspection of books, contracts, records, accounts, ledgers, Plans and Specifications and other documents and property relating to the construction of the Leasehold Improvements all of which shall be at Tenant's sole cost and expense.

         5.3.1 Reimbursement-Leasehold Improvements Requiring Permit/Plans. Tenant shall make or construct Leasehold Improvements as required herein at Tenant's expense, provided Tenant shall be entitled to reimbursement for Leasehold Improvement Reimbursements as provided herein. Tenant shall submit to Landlord a binding cost bid by a Contractor acceptable and in a form reasonably acceptable to Landlord with a line item breakdown of values for construction of the Leasehold Improvements. If the binding cost bid is acceptable to Landlord and is equal to or less than a sum equivalent to the un-applied balance of the Leasehold Improvement Reimbursements, Tenant shall obtain necessary permits and commence the Leasehold Improvements in accordance with the Plans and Specifications. If the binding cost bid or the contractor is not acceptable to Landlord, the parties shall work to make such revisions as are reasonably required by Landlord. If the binding cost bid exceeds a sum equivalent to the un-applied balance of Leasehold Improvement Reimbursements, Tenant shall within the ensuing ten (10) days either: (a) agree to pay a sum ("Tenant's Contribution") that, with the un-applied balance of the Leasehold Improvement Reimbursements, will equal the binding cost bid; or (b) submit revised Plans and Specifications (which may include abandonment of elements of Leasehold Improvements) reflecting changes that will reduce specific line item values so that the total binding cost bid is reduced to a sum equal to or less than the unapplied balance of the Leasehold Improvement Reimbursements. If neither option
(a) nor (b) is exercised by Tenant within the time period provided, Tenant will be deemed to have exercised option (a). Landlord shall have no obligation to make any disbursements hereunder until Tenant's Contribution has been paid in full.

         Upon Landlord and Tenant's approving the Plans and Specifications and issuance of all required permits, Tenant shall cause its designated contractor ("Tenant's Contractor") to construct the


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Leasehold Improvements in accordance with the Plans and Specifications, which shall be completed in a good and workmanlike manner in accordance with all applicable governmental codes and regulations. Additionally, Tenant shall cause Tenant's Contractor to repair or replace, at Tenant's Contractor's option and expense, all other defects in workmanship and materials for all work performed by Tenant's Contractor, its agents or subcontractors, on the Building and the Leasehold Improvements for which Tenant's Contractor is provided notice within one (1) year of substantial completion of the Leasehold Improvements. If Tenant requests any modification, deletion or addition to the Plans and Specifications prior to the completion of the Leasehold Improvements, said change shall be in writing and agreed to by Landlord, Tenant and Tenant's Contractor and the work shall be performed by Tenant's Contractor at Tenant's expense promptly paid as additional Tenant's Contribution as provided for herein.

         a.       Conditions for Interim Disbursements.

                  i) Tenant's Contractor and Tenant Certification. Receipt by Landlord of a Certificate of the Tenant's Contractor and the principal of Tenant in the form acceptable to Landlord, that (A) construction through the date of such certification has been completed in a good and workmanlike manner and in compliance with applicable laws and substantially in accordance with the Plans and Specifications; (B) upon disbursement by Landlord of funds requested by the Request for Disbursement, sufficient funds will be available to pay in full all obligations for materials delivered, work performed, services provided and other costs incurred in connection with the Leasehold Improvements through the end of the period covered by such Request for Disbursement; and (C) construction of the Leasehold Improvements is proceeding on schedule to permit substantial completion on September 1, 2003;

                  ii) Lien Waivers. Receipt by Landlord of lien waivers from (A) the Tenant's Contractor, and (B) from all subcontractors and materialmen performing work on or supplying materials to the Leasehold Improvements, for work performed and included and paid by disbursements before the current Request for Disbursement for all subcontractors and the current request for the Tenant's Contractor which as to the Tenant's Contractor may be conditioned upon current payment;

                  iii) Receipt by Landlord of a Certificate of the architect who prepared the Plans and Specifications or such other person selected by Tenant and approved by Landlord to monitor the progress of construction (the "Construction Monitor") stating (A) in such Construction Monitor's best professional estimate the percentage of the Leasehold Improvements that has been completed, including the cost of materials on site as of the date of the certificate, and (B) that such construction has been completed in accordance with the Plans and Specifications and as appropriate a vised binding cost bid from the approved Contractor;

                  iv) Tenant shall not be in default of its obligations under the Lease,

         b. Final Disbursement. Landlord shall not make the Final Disbursement unless and until all of the following conditions (the "Final Disbursement Conditions") have been satisfied:

                  i)       Certificate of Occupancy, Etc. Receipt by Landlord of
(A) all permits and approvals required for the normal use and occupancy of the Premises, including a final certificate of occupancy or certificate of completion shall have been duly issued by the appropriate governmental authorities having jurisdiction;

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                  ii)      Final Lien Waivers. Receipt by Landlord of final
unconditional lien waiver (subject only to final payment) from the Tenant's Contractor and all mechanics or materialmen who worked performed services at the Premises as part of Leasehold Improvements;

                  iii) Construction Monitor Certification. Receipt by Landlord of a certificate of the Construction Monitor stating Leasehold Improvements have been completed in a good and workmanlike manner in compliance with all applicable laws and in accordance with the Plans and Specifications.

                  iv) Other Evidence of Completion. Receipt by Landlord of such additional evidence as they may reasonably require that the Leasehold Improvements has been completed in a good and workmanlike manner in compliance with all applicable laws and in accordance with the Plans and Specifications (except for the punch list items certified by the Construction Monitor);

                  v)       Copy of the As-Built Plans certified to Landlord.

                  vi) Tenant shall not be in default of its obligations under the Lease.

         c. Disbursements Do Not Constitute Waiver. No disbursement of any funds from the Landlord shall constitute a waiver of any of the conditions of the obligation of Landlord to make further Disbursements or, in the event Tenant is unable to satisfy any such condition for a period of thirty (30) consecutive days, no such disbursement shall have the effect of precluding Landlord from thereafter declaring such inability to be an Event of Default hereunder

         d. Procedures for Disbursements. Landlord shall promptly review or cause to be reviewed any Request for Disbursement and accompanying documentation and shall, on or before the first business day fifteen (15) days after receipt thereof, either (x) if the Request for Disbursement is in appropriate form, and is accompanied by all other documentation required under this Lease as conditions to the requested disbursement, make the required Disbursement, as provided in the Request for Disbursement; or (y) if the Request for Disbursement is not in appropriate form, or is not accompanied by all other documentation required under this Lease as conditions to the requested disbursement, advise Tenant of any deficiency for entitlement to such requested disbursement. Landlord's review of such information shall be limited to whether the documentation required pursuant to this Agreement as a condition to and in support of the requested Disbursement was presented in due form, and without investigation or inquiry into any details of any supporting documentation. Landlord shall not unreasonably condition approval of any disbursement on any additional receipts, approvals, inspections or other matters.

         5.3.2    Reimbursement--Improvements Not Requiring Plans/Permit.
With respect to Tenant Improvements made by Tenant which do not require Plans and Specifications and a building permit, Tenant shall deliver to Landlord a paid invoice for such Tenant Improvements which shall be reimbursed by Landlord within fifteen (15) days of receipt until Tenant Improvement Reimbursements have been fully advanced.

         5.4 In conjunction with the Leasehold Improvements, Tenant and Landlord will follow the procedures described herein with respect to the roof:
On or prior to the Commencement Date, Tenant and Landlord will mutually select a roof expert, who shall inspect the roof and provide the parties with a report indicating the condition of the roof as of the Commencement Date. The cost


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of such inspection will be paid for with Leasehold Improvement Reimbursements fund. After the Commencement Date, Tenant shall be responsible for the cost of and make all roof repairs up to an aggregate cost of $1,000 per Lease Year. Any roof repairs in excess of an aggregate sum of more than $1,000 per Lease Year shall at Landlord's discretion acting reasonably be performed by Landlord, or if by Tenant, be approved in advance by Landlord, acting reasonably and shall be paid for by Landlord. Notwithstanding the foregoing, Landlord shall, within its exclusive discretion, determine when the roof needs to be replaced. Upon replacement of the roof by Landlord, Landlord shall have no further obligations regarding the roof and Tenant shall be responsible for all maintenance and repair regarding the roof. Landlord shall assign to Tenant all warranties relating to the roof replacement.

         5.5 Upon the earlier of the Commencement Date or completion of the Leasehold Improvements, individually or collectively, Landlord shall have no further responsibility for repair, maintenance or replacement, whether under the Prior Lease or this Lease, except that Landlord shall be responsible for the structural soundness of the exterior walls and for roof repairs or replacement, as described in Section 5.4.b hereof and the second floor air handler as described in Section 5.1.b hereof.

6.       PROPERTY TAXES, ASSESSMENT

         6.1 Tenant shall pay all Real Property Taxes (as defined below) applicable to the Premises and sales tax due thereon during the Term of the Lease on or before their due date. Any payment due hereunder shall be prorated as of the Commencement Date and Termination Date of this Lease.

         6.2 Unless Landlord has agreed otherwise, Tenant shall pay monthly as Additional Rent, in advance 1/12 of estimated Real Property Taxes so that by November 1st of each year Landlord has received full estimated tax amount. Landlord shall estimate taxes for the first Lease Year and thereafter during the Term of the Lease, will provide estimates of the Real Property Taxes for the following Lease Years. Commencing with the first month of the Term and continuing thereafter during the full Term of this Lease, Tenant agrees to pay estimated Real Property Taxes for each Lease Year (such estimate to be prorated for any partial Lease Year) at the beginning or end of each month at the same time Rent is due and owing. As soon as reasonably possible after receiving the actual amount of Real Property Taxes, Landlord shall provide Tenant with a statement thereof accompanied by a statement showing the estimated amount paid. In the event that the estimated taxes paid exceed the actual Real Property Taxes for the period shown on the Statement, Landlord shall pay Tenant (in the form of cash or, at Landlord's option, a credit against rentals next due) an amount equal to such excess. In the event that the actual Real Property Taxes exceed the estimated taxes paid for the period shown on the statement, Tenant shall pay Landlord, within ten (10) days or receipt of the statement, an amount equal to the difference. If Tenant should fail to pay any Real Property Taxes, required to be paid by it hereunder, in addition to any other remedies provided herein, Landlord may, in its sole discretion, pay such Real Property Taxes. Any sums so paid by Landlord shall be deemed to be Additional Rent owed by Tenant to Landlord and due and payable as Additional Rent five (5) days after written notice from Landlord of such payment with interest at the maximum lawful rate, not to exceed eighteen percent (18%) per annum from the date such amount is due to Landlord.

         6.3 If at any time during the Term of this Lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rents received from Tenant and/or any assessment, levy or charge measured by or based in whole or in part, upon such Rents, then all such


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taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the Term real property taxes for the purposes hereof and shall be paid by Tenant.

         6.4 As used herein, the Term "Real Property Taxes" shall include any form of assessment, license fee, tax on rentals or other payments due for the benefit of Landlord, sales tax on rental receipts, levy, or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or as against Landlord's right to Rent or other income therefrom.

         6.5 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property contained in the Premises. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall, at Landlord's option, either pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of written statement setting forth the taxes applicable to Tenant's property or pay such taxes directly to the taxing authorities prior to delinquency.

         6.6 Provided Tenant shall have paid and continue to pay all Real Estate Taxes when due, Tenant may contest by appropriate proceedings, the amount, validity or application of any taxes by appropriate proceedings diligently conducted in good faith provided that (a) no part of the Premises or of any Rent would be subject to loss, sale or forfeiture before determination of any contest, (b) such proceedings shall not affect the payment of Rent hereunder or prevent Tenant from using the Premises for its intended purposes, and
(c)Tenant shall notify Landlord of any such proceedings within 10 days after the commencement thereof, and shall describe such proceedings in reasonable detail. Tenant will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein. Notwithstanding anything to the contrary contained herein, Tenant may not take any action which binds the Premises without consulting the Landlord.

         6.7 Refunds and Rebates. Landlord covenants and agrees that if there shall be any refunds or rebates of the taxes paid by Tenant, such refunds or rebates shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Tenant will, upon the request of Landlord and at no cost to Landlord, sign any documents which may be necessary to secure the payment of any such refunds or rebates.

7.       MAINTENANCE AND REPAIRS

         Except as otherwise provided in Sections 5.4 and 5.5 hereof, Tenant will keep the Premises in good order and repair. Landlord agrees to assign to Tenant any and all assignable warranties and service contracts for any labor and materials used on or in the Premises prior to the Commencement Date. Tenant shall assign to Landlord any and all assignable warranties and service contracts for any labor and materials used on or in the Premises upon termination. The delivery of such assignment shall be a condition for return of the Security Deposit.

8.       ALTERATIONS

         8.1      Except for the Leasehold Improvements as set forth in
Section 5.2 of this Lease and subject to Landlord's approval not to be unreasonably withheld, Tenant, at its own expense during the Term of the Lease, may make alterations or additions to the Premises which it may deem necessary.

It shall be reasonable for Landlord to withhold its approval if the value of the Premises will be reduced or adversely affect the structural or mechanical systems of the Premises. No approval is required for alterations or additions to the Premises which are non-structural and do not require obtaining a building permit from the local municipal authorities.

         8.2 All salvage from such work shall belong to Tenant. All permanent improvements shall belong to Landlord.

         8.3 All trade fixtures, equipment and other personal property owned by Tenant and installed or placed by it in the Premises may be removed by Tenant at any time during the Term. Whether Tenant or Landlord removes any such trade fixture, equipment and other personal property, Tenant shall repair, or be liable for the cost of repair as Additional Rent if repair is made by Landlord, any damage to the Premises occasioned by such removal.

9.       CASUALTY INSURANCE AND DAMAGE TO PREMISES

         9.1 Tenant shall at all times maintain "all risk" insurance (including, without limitation, hurricane and flood) on the Premises insuring against all risks of physical loss or damage in the amount of one hundred percent (100%) of the full replacement cost of the improvements located on the Premises with a deductible not to exceed $5,000. A copy of such policy or certificate thereof shall be furnished to Landlord as requested by Landlord. The Landlord and any mortgagee named by Landlord from time to time shall be named as an additional insured and as mortgagee, respectively, on such policy, and such policy shall state that it may not be canceled or modified prior to giving the Landlord and mortgagee, if any, thirty (30) days prior written notice. The proceeds from any such insurance shall be utilized to repair and rebuild the Premises as provided in this Section 9. Any deficiency between the cost of repair and rebuilding, and the insurance proceeds, shall be paid by Tenant.

         9.2 Except as otherwise provided in Section 9.3 below, in the event the Premises shall be partially damaged or totally destroyed by fire or other disaster, Tenant shall promptly cause same to be restored, subject to such changes as Tenant may reasonably require and Landlord approves prior to commencement of reconstruction. Due allowance shall be made for (i) reasonable time necessary (not to exceed ninety (90) days) for Tenant to adjust the loss with insurance companies, and (2) delay occasioned by strikes, lockouts, and conditions beyond the reasonable control of Tenant, provided such delay does not exceed six (6) months without Landlord's consent.

         9.3 Should the Premises, or a portion thereof, be rendered untenantable by fire or other disaster, the Rent shall not abate.

         If such damage occurs during the last two (2) years of the Term of this Lease and the cost of restoration of the Premises would be more than one third (1/3) of the replacement value of the Premises, as certified by a registered architect, Landlord or Tenant shall each have the right to terminate this Lease by written notice to the other given within thirty (30) days after such occurrence. If this Lease is terminated then all insurance proceeds attributable to the Premises including without limitation rental interruption or cost to repair damages shall be paid to Landlord. Tenant shall be responsible for any shortfall in the insurance for deductibles, inadequate insurance or costs of carry. If Landlord elects to terminate this Lease, such termination shall not be effective if Tenant elects (within ten (10) days after receipt of Landlord's notice of termination) to renew this Lease by exercising any remaining options which are described in Section 2.3 hereof for an additional aggregate period of not less than ten (10) years. The provisions of this Paragraph shall survive the termination of this Lease.

         9.4      Provided this Lease is not terminated as set forth in this
Section 9, the Term of this Lease shall be automatically extended for a period of time equal to the period of time the Premises are totally untenantable due to fire or other disaster.

         9.5 Tenant shall also maintain Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence; Builders risk insurance insuring perils covered by the causes of loss - special form (all risk) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant's property insurance policy and such other insurance as Landlord may, from time to time, reasonably require, or which may, from time to time, be required by Lender so long as such other insurance is customarily required to be carried on similar properties by institutional lenders in the industry.

         9.6 The policies required to be maintained by Tenant under this Lease, shall be with companies having an insurance company claims paying rating equal to or greater than a Best rating of A X. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Such policies shall maintain commercially reasonable deductibles. Certificates of insurance shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of any prior policy. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

10.      TITLE AND QUIET ENJOYMENT

         10.1 Landlord warrants that it is the owner in fee of the Premises, that the Premises are not subject to any liens or mortgages, and that Landlord has full right and title to execute and perform this Lease. So long as this Lease is in force and effect, Landlord agrees that it will not permit the disturbance of, nor interference with, Tenant's quiet enjoyment of the Premises in accordance with the Terms of this Lease.

         10.2 If subsequent to the Commencement Date, Landlord secures a mortgage, deed of trust or other encumbrance in the nature of a mortgage, other than current year's taxes and other governmental liens, which is prior and superior to this Lease or which is given to secure a loan, Landlord will deliver to Tenant, a subordination, attornment and non-disturbance agreement ("Non-Disturbance Agreement") in a form reasonably acceptable to such mortgagee or trustee duly executed by such mortgagee or trustee, to the effect that so long as Tenant is not in default hereunder beyond any applicable cure period, its tenancy will not be disturbed.

11.      ASSIGNMENT AND SUBLETTING

         11.1 Tenant may not assign or sublease this Lease, in whole or in part, (including the transfer of a beneficial interest) without the express written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord consents to a sublease of not more than a cumulative 25% of the leaseable space in the building provided the following criteria are satisfied.

1. All subleases must acknowledge they are subordinate to this Lease, and will terminate upon termination of this Lease.

2. Contain an attornment clause allowing Landlord to continue to sublease as a direct lease following termination of this Lease.

3. Acknowledges subtenant is not in privity contract with Landlord and has no ability to make any claim on Landlord.

4. Incorporates the restrictions on Lease, insurance, compliance with laws and regulations, mechanics liens and the like contained herein.

5.       Contains an absolute prohibition on further assignment or subletting.

Landlord shall consent or withhold such consent by notice to Tenant within fifteen (15) days of Tenant's notice requesting Landlord's consent and, should Landlord withhold its consent, then it shall provide Tenant with the reasons it is doing so. If Landlord fails to respond to Tenant's request within such fifteen (15) day period, then Landlord shall be deemed to have consented to such assignment or subletting.

         11.2 No assignment of this Lease or subletting of the Premises shall relieve Tenant of its obligations under this Lease.

12.      MECHANICS LIENS
         If any mechanic's or other liens, or order for the payment of money arising through either party, shall be filed against the Premises or additions, alterations or extensions thereto, Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise, and shall also defend and pay damages and attorneys fee, if any, for any action, suit or proceeding which may be brought thereupon for the enforcement of such lien, liens or orders. Upon failure of Tenant to comply with the provisions of this Section, Landlord may, after thirty (30) days notice, do so on Tenant's behalf, and all sums thereby expended by the Landlord shall on demand be paid to it by the Tenant as Rent.

13.      LAW AND REGULATIONS

         Tenant agrees to comply with all orders, rules, regulations and requirements of any governmental body relating to the manner of Tenant's use, occupancy, alterations and improvements of the Premises, and Tenant will pay all costs and expenses incidental to such compliance and will indemnify and save harmless Landlord therefrom.

14.      LIABILITY INSURANCE

         14.1 Tenant, at its own expense, shall procure and continue in force, general liability insurance against damages occurring in the Premises during the Term of this Lease and any extension thereof. Such insurance shall be in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage. Such insurance shall name Landlord and any mortgagee of the Premises as an additional insured or mortgagee, as the case may be, in respect to the Premises and shall contain such endorsements and shall be written by a company or companies authorized to engage in the business of general liability insurance in the State of Florida and reasonably requested and/or acceptable to Landlord and any mortgagee. Tenant shall provide Landlord with a copy of the policy or a certificate annually or more often as the policy is replaced or renewed and the policy shall state that the coverage cannot be canceled or modified without thirty (30) days prior written notice to Landlord.

         14.2 Tenant may carry the coverage described in Section 14.1 under an umbrella policy.

         14.3 Tenant agrees to defend, indemnify and save harmless Landlord from and against any and all claims and demands whether from injury to person, loss of life, damage to property liability, loss and all other claims, occurring on or relating to the use of the Premises including without limitation all costs of defending such claim action or proceeding, excepting, however, such claims or demands as may result from any injury or damage caused by the negligent acts of Landlord.

         14.4 The provisions of Paragraph 9.6 shall apply to the liability insurance required hereunder.

15.      WAIVER OF SUBROGATION

         15.1 Tenant hereby agrees not to assign to any insurance company any right or cause of action for damage to the property of Tenant located in the Premises which Tenant now has or may subsequently acquire against Landlord during the Term of this Lease and expressly waives all right of recovery for such damages.

         15.2. Landlord hereby agrees not to assign to any insurance company any right or cause of action for damages to the property of Landlord located in the Premises which Landlord now has or may subsequently acquire against Tenant during the Term of this Lease, and expressly waives all rights of recovery for such damages.

16.      DEFAULT

         16.1 Each of the following shall be deemed a default by Tenant and a breach of this Lease:

                  a.       Failure to:

                           i. Pay Rent or any other amount payable hereunder by Tenant for a period of five (5) days after written notice; or

                           ii.      Perform any other covenant or condition
                                    of this Lease within thirty (30) days after written notice, unless steps have, in good faith, been commenced promptly by Tenant to rectify the same, and are prosecuted to completion with diligence and continuity but in no event greater than ninety (90) days.

                  b. Any of the following which shall not be cured within thirty (30) days:

                           i. The filing of a bankruptcy petition by or against Tenant for adjudication, reorganization or arrangement.

                           ii.      Any proceedings for dissolution or
                                    liquidation of Tenant.

                           iii. Any assignment for the benefit of Tenant's creditors.

                  c. After the passage of applicable cure period, if any, Landlord may terminate this Lease by written notice to Tenant. This Lease shall then expire on the date of the notice or on any date specified in the notice. If the Landlord's notice specifies termination on a future date unless cured by such date but in no event greater than ninety (90) days.

         16.2 Upon Tenant's default, and after the expiration of any applicable notice and cure periods, Landlord or its agents may immediately or at any time thereafter, re-enter and resume possession of the Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance or a surrender of this Lease. Thereafter, Landlord may in its own behalf, relet any portion of the Premises for any period of the remaining Term for any reasonable sum to any reasonable tenant for any reasonable use or purpose. In connection with any such reletting, Landlord may make such changes to the Premises and may grant such concessions of free Rent as may be reasonably appropriate or helpful in effecting such lease.

         Should this Lease be terminated before the expiration of the Term of this Lease by reason of a default by Tenant, the Premises may be relet by Landlord, for such Rent and upon such terms as Landlord is able to obtain, and, if the full Rent shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, the deficiency in Rent and other amounts due under the Lease including without limitation reasonable attorneys' fees, other collection costs and all expenses (including leasing fees) of placing the Premises in first class rentable condition. Any damage or loss sustained by Landlord may be recovered by Landlord, at Landlord's option, (i) at the time of the reletting, (ii) in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, (iii) be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term, or (iv) if Landlord is unable to find a new tenant for the Premises within sixty days from termination of the Lease, Tenant shall immediately pay Landlord the present value (discounted at 6%) of all the Rent and other amounts due under the Lease, including without limitation property taxes which will accrue for the remainder of the Term (as if there had been no termination for cause) as liquidated damages. The provisions contained in the paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease

         16.3 In the event of Tenant's default, and after the expiration of any applicable notice and cure periods Landlord shall be entitled to recover from Tenant, in addition to any damages becoming due hereunder, an amount equal to the amount of all Rent reserved under this Lease, less the net Rent, if any, collected by Landlord on reletting the Premises, which shall be due and payable, by Tenant to Landlord, on the several days on which the Rent reserved in this Lease would have become due and payable. Net Rent collected on reletting by Landlord shall be computed by deducting from the gross Rents collected all expenses incurred by Landlord in connection with the reletting of the Premises, including broker's commission and the cost of repairing, renovating or remodeling the Premises.

         16.4 Landlord's remedies for Tenant's default shall be cumulative and not exclusive of any other remedies provided by law, all of which shall be available to Landlord.

17.      COMPLIANCE

         Should either Landlord or Tenant fail to comply with any of the Terms of this Lease, each may, after thirty (30) days notice to the other, comply therewith, but neither shall be obligated to do so. The cost of such compliance shall be payable upon demand by the non-complying party to the performing party together with interest at eighteen percent (18%) per annum from the date paid until the date repaid. The notice provisions shall not apply to failure to deliver evidence of insurance as required hereunder or in the event of an emergency.

18.      LEASE SUBORDINATION

         18.1     (Intentionally omitted (see Paragraph 10.2).)

         18.2 From time to time, Tenant will, upon demand and without cost, execute an instrument necessary to effectuate such subordination in a form reasonably requested by a lender.

19.      EMINENT DOMAIN

         19.1 In the event all of the Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking and Landlord and Tenant shall thereupon be released from any further liability hereunder. Landlord shall be entitled to all compensation due as the result of such taking, except for any compensation for loss of business or relocation of business but only to the extent such award does not diminish Landlord's award. Except as specifically reserved herein, Tenant assigns all rights in any condemnation proceeds to Landlord.

         19.2 In the event more than twenty percent (20%) of the building or twenty percent (20%) of the parking, in each case comprising a part of the Premises, shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, Landlord shall immediately notify Tenant of such taking. Tenant shall have the right to Terminate and be entirely released from this Lease as of the date of such taking upon giving to Landlord notice in writing of such election within thirty (30) days after the receipt by Tenant of Landlord's written notice that said premises are to be taken.

         19.3 If this Lease shall be terminated in either manner provided herein, Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any excess Rent paid in advance.

         19.4 If this Lease shall not be terminated as provided in this Section, but shall continue as to that portion of the Premises which shall not have been appropriated or taken, Landlord, shall at its sole option (i) at its own expense, proceed with due diligence to restore the Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking; (ii) assign all condemnation proceeds relating to reconstruction of the Premises to Tenant, in which event Tenant shall proceed with due diligence to restore the Premises remaining to a complete unit of like quality and character as existed prior to such appropriation or taking. Provided, however, Landlord shall have the right, at its option, to terminate the Lease in the event less than five (5) years of lease term are remaining, unless Tenant exercises an option. Notwithstanding the above, Landlord shall not be required to restore the Premises if the condemnation proceeds are insufficient to cover the costs of said restoration. All Rent shall be abated pro rata in the ratio that the usable ground floor area of the part of the Premises taken bears to the ground floor area of the Premises before such taking.

20.      OBLIGATION OF SUCCESSORS

         All of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns, and all covenants, conditions and agreements contained herein shall be construed as covenants running with the land during the Term of this Lease.

21.      UTILITIES
         Tenant shall promptly pay, when due, all charges for water, gas, electricity and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, modification and relocation of such service.

22.      ENVIRONMENTAL COMPLIANCE

         22.1 Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Substance (as defined below), or allow any other person or entity to do so. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of any Environmental Laws (as defined below).

         22.2 Landlord and Tenant shall each give the other party prompt notice of any of the following of which the party in question has actual knowledge: (i) any proceeding or inquiry by any governmental authority (including without limitation the Florida Environmental Protection Agency or Florida Department of Health and Rehabilitative Services) with respect to the presence of any Hazardous Substance on the Premises or the migration thereof from or to other property; (ii) all claims made or threatened by any third party against Tenant, Landlord or the Premises relating to any loss or injury resulting from any Hazardous Substance; and (iii) discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law or any regulation adopted in accordance therewith.,

         22.3 Tenant shall protect, indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) arising out of Tenant's failure to comply with the Terms of this Section 22.

         22.4 "Environmental Law" shall mean any federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), 42 U.S.C. Sections 9801 et seq., and the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), 42 U.S.C, Sections 6901 et seq. The Term "Hazardous Substance" shall include, without limitation: (i) those substances included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA, and the

Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in any Florida Statute and in the regulations promulgated pursuant to any Florida Statute; (iii) those substances listed in the United States Department of Transportation Table (49 CER 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state, or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (v) any material, waste or substance which is (1) petroleum (2) asbestos (3) polychlorinated biphenyls
(4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Air Act, 33 U.S.C. Section 1251 et seq., or listed pursuant to Section 307 of the Clean Air Act, (5) flammable explosive, or (6) radioactive materials.

         22.5 Landlord shall have the right to inspect the Premises and audit Tenant's operations thereon during normal business hours and after reasonable notice to ascertain Tenant's compliance with the provisions of this Lease at any reasonable time and Tenant shall provide periodic certifications to Landlord, upon request, that Tenant is in compliance with the environmental restrictions contained herein Landlord shall have the right, but not the obligation, to enter into the Premises and perform any obligation of Tenant hereunder of which Tenant is in default, including without limitation, any remediation necessary due to environmental impact of Tenant's operations on the Premises, without waiving or reducing Tenant's liability for Tenant's default hereunder.

         22.6 All of the Terms and provisions of this Section shall survive expiration or Termination of this Lease for any reason whatsoever.

23.      RIGHT OF FIRST OFFER; RIGHT OF FIRST REFUSAL

         23.1 Provided there is no default or event of default under the Lease on the date such right is exercised, during the Term of the Lease, Tenant shall have a right of first offer in the event the Landlord determines to sell the Building and makes a determination of an offering price. Tenant shall exercise this right of first offer by agreeing to the financial terms of the offer of sale within ten (10) business days of Landlord's notice of such offer.

         23.2 Provided there is no default or event of default under the Lease on the date such right is exercised, during the Term of the Lease, if Landlord shall desire to sell the Premises during the term of this Lease and has received an offer in writing (in the form of an agreement of sale or binding letter of intent) (the "Offer Documents"), Landlord shall deliver a written notice to Tenant ("Landlord's Original Notice") advising Tenant that Landlord desires to accept such offer to sell the Premises and provide Tenant with a copy of the Offer Documents including, without limitation, the price at which Landlord desires to sell the Premises (the "Original Purchase Price" and a title insurance commitment (the "Title Commitment") showing Landlord as the current title holder.

         23.3 Tenant shall have five (5) business days from the date the Landlord's Original Notice is delivered to Tenant (the "Original Notice Delivery Date") in which to agree to purchase the Premises for the Original Purchase Price without condition (other than satisfaction of the Schedule B-1 conditions contained in the Title Commitment relating to Landlord or the Premises). It is understood that (i) each party shall pay for the attorneys' fees and expenses and other costs which that party incurs, and all other closing costs shall be allocated as commonly allocated in the community where the Premises are located unless the Offer Documents provide to the contrary in which event the terms of the Offer Document shall control; (ii) Tenant shall pay Landlord the amount of the Original Purchase Price for the Property in cash at closing; (iii) the sale of the Property shall be on an "AS IS, WHERE

IS, WITH ALL FAULTS" basis, with no representations or warranties of Landlord whatsoever; (iv) the conveyance shall be by special warranty deed (v) at closing Tenant shall provide Landlord a release from all obligations of Landlord under the Lease, arising on or after the closing date. Tenant agrees to cooperate with Landlord in a Section 1031 exchange, provided Tenant shall not be required to expend any funds or modify the closing date.

         23.4 If Tenant does not timely deliver a Tenant's Original Offer to Landlord within such five (5) business day period, Tenant shall be deemed to have waived its right to purchase the Premises pursuant to the economic terms contained in Landlord's Original Notice, and Landlord shall become entitled, for a period of one hundred eighty (180) days, to sell the Premises at a price not less than the Original Purchase Price. If Landlord determines to negotiate the Original Purchase Price, then Landlord must again offer the Property to Tenant pursuant to the provisions hereof. In addition, if Landlord does not or chooses not to consummate the transaction provided for in the Offer Documents, then Landlord will be required to comply with the terms and provisions of this section with respect to any other offer Landlord desires to accept. Tenant's Rights of First Refusal shall terminate upon sale of the Premises in compliance with the terms hereof.

         23.5 Notwithstanding the provisions of this Section 23, Tenant shall have no right of first offer or first refusal in the event the Landlord transfers the Premises (i) to a party controlling, controlled by, or under common control with the Landlord, or (ii) as part of the sale by Landlord of a group of properties including the Premises.

         23.6 Tenant's rights under this Section 23 shall only be available to Tenant hereunder, and shall not be available to any assignee or sub-tenant of Tenant.

24.      MISCELLANEOUS

         24.1 Subject to Tenant's reasonable security requirements, Landlord may at reasonable times inspect, alter or repair the Premises when necessary for its safety or preservation. Landlord may show the Premises to others at any reasonable time within six (6) months immediately preceding the expiration of this Lease and may affix a notice for letting or selling the Premises to any suitable part thereof, except show windows or entrances. Landlord may show the Premises to prospective lenders, purchasers or tenants during normal business hours with a Tenant representative present.

         24.2 All notices, insurance policies/certificates and rental checks shall be forwarded to Landlord in care of Lehnardt & Lehnardt, 20 Westwoods Drive, Liberty, MO 64068 until Tenant is notified otherwise in writing. All notices given to Tenant hereunder shall be forwarded to Tenant at 21845 Powerline Road, Boca Raton, Florida, 33433, until Landlord is notified otherwise in writing. Notices to each shall be by certified mail, return receipt requested, facsimile transmission or by overnight courier, and shall be effective upon receipt or refusal to accept delivery. Notice delivered by any other means shall be effective upon receipt. Landlord may provide Tenant with written notice in accordance with this Section of all mortgagees to receive notices under this Lease.

         24.3 If any Term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such Term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each Term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         24.4 Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord and/or any lender or purchaser designated by Landlord, a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if applicable, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. At Landlord's option, Tenants failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification, except as may be represented by Landlord, (i) that there are no uncured defaults in Landlord's performance, and (iii) that no Rent has been paid in advance.

         24.5 The Term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises, and in the event or any transfer of such title, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to transfer of funds as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant shall look solely to the equity of the then owner of the Premises in the Premises for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord or any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

         24.6     Time is of the essence hereof.

         24.7 Any and all monetary obligations of Tenant or Landlord under the Terms hereof to the extent accrued shall survive expiration or Termination of the Term hereof.

         24.8 The following language is required by law in any contract involving the sale or lease of any building within the State of Florida: "RADON
GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         24.9 In the case of a default under the terms of this Lease, the defaulting party shall reimburse the non-defaulting party, upon demand, for any costs or expenses incurred by the non-defaulting party in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise, including, without limitation, appeals. Furthermore, if any action for breach of or to enforce provisions of this Lease is commenced, the court in such action shall award to the prevailing party, in whose favor a judgment is entered, a reasonable sum as attorneys fees and costs. Such attorneys' fees and costs shall be paid by the non-prevailing party in such action.

         24.10 The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the Terms and provisions of this Lease.

         24.11 Whenever the consent or approval of either party is required under this Lease such consent or approval shall not be unreasonably withheld or delayed. This Lease shall be construed in accordance with applicable law of the state in which the Premises are located.

         24.12 Landlord and Tenant acknowledge that Scott Brenner of Brenner Real Estate group is representing Tenant in this transaction, and that Brenner and the Brenner Real Estate Group shall look solely to Tenant for compensation. Harry Zuker of Comnet Realty, Inc. is a Real Estate Broker and has acted as a consultant to Landlord and will look solely to Landlord for compensation.

         24.13 Force Majeure: Anything in this Lease to the contrary notwithstanding neither Landlord nor Tenant shall be in default of the performance of any provisions of this Lease to the extent such performance shall be delayed or prevented by strike, war, act of God, shortage of materials, labor or equipment, governmental delays, fire or other casualty or other cause beyond the control of party seeking to excuse such performance; provided, however, no such excusable delay shall exceed six (6) months.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed under seal by their respective duly authorized representatives as of the day and year first above written.


21845 POWERLINE ROAD, LTD., a                     POINTE BANK, a Florida banking
Delaware limited partnership, Landlord            corporation, Tenant

     By: 21845 Powerline Road, LLC
            General Partner

By: /s/ Detlef G. Lehnardt                        By: /s/ R. Carl Palmer, Jr.
    ----------------------                            -----------------------
Name: Detlef G. Lehnardt                          Name: R. Carl Palmer, Jr.
      ------------------                                -------------------
Title: Asst. Sec.                                 Title: President
       ----------                                        ---------

                                   Exhibit "A"

                                      LAND

Parcel II, DEL MAR PLAZA SUBDIVISION #1, according to the Plat thereof as recorded in Plat Book 41, Page 108 of the Public Records of Palm Beach County, Florida, less the East 3.00 feet thereof.

                                   Exhibit "B"

                          SYSTEM TECH SERVICES CONTRACT

Main Air Handling Unit
----------------------

The Air Handling unit was found to be in fair to average mechanical condition. There are several items that need to be addressed.

         1. The evaporator coil is very dirty and should be chemically cleaned and rinsed with a high-pressure sprayer.
         2.       There are refrigerant leaks that need repairing.
         3.       The discharge air control system is not operating properly.
         4. The static pressure control system is not working properly and should be retrofitted with a Variable Frequency Drive.
         5. The fan curve should be verified and cfm increased as needed to allow more airflow.
         6. The outside air duct is in need of cleaning and a fire/smoke damper be installed and tied to the fire alarm system.
         7. The filter system should be changed to a pleated type filter for improved filtration, reduced build-up on the coil surface area and to increase the filter surface area for greater volume of airflow.
         8. The refrigerant piping needs to be re-insulated and re-routed to allow for proper oil return.
         9. The Hot-gas valve/injection line should be re-connected, as this will allow the unit to modulate and maintain the proper discharge air setpoint and prevent compressor cycling.
         10. The entire interior should be cleaned, re-insulated and painted with an anti-microbial treatment to prevent any potential Indoor Air Quality (IAQ) issues.
         11. The ductwork joints should be re-sealed around air handling unit as well.
         12. The fan assembly should be cleaned, balanced and bearings replaced.

Main Condensing Units
---------------------

The other part of this system is the Carrier Condensing Units located on the roof. The units are less than 2 years old and are in excellent condition:

         1. The pipe supports that penetrate the roof system and provide support for the condensing units are completely rusted away and failure of support is imminent.
         2. The actual refrigerant piping needs to be re-routed, re-insulated and re-supported.
         3. The control scheme is operating incorrectly and will need to be changed in order to prevent further compressor failures.
         4. The leak at the refrigerant drier needs to be repaired as well.

The VAV Boxes and Duct System
-----------------------------

The VAV boxes are in desperate need of replacement, the new VAV boxes would provide better zone control, more airflow to the areas that are needed and a reduction in energy as well. The Duct system should be sanitized and repaired at the required joints located throughout the system. This would require access panels to be cut into the building ceiling and walls to allow for installation and future service requirements. A comfort balance of the zones is recommended as well.

Estimated Costs
---------------

The repairs that we have recommended should remedy the Air Conditioning problems associated with the building system as we see it. We are proposing the following budgetary figures in order to make the repairs stated above.

         1.       Air Handling Unit repair costs = $24,875
         2.       Main Condensing unit's costs = $14,765
         3.       VAV Boxes and associated ductwork costs = $67,455

         Total retrofit costs = $107,095